TRANSFER AGENCY SERVICES AGREEMENT

	THIS AGREEMENT is made as of                   , 1996 by
and between PFPC INC., a Delaware corporation ("PFPC"), Harris
Insight Funds Trust, a Massachusetts business trust (the "Fund").
W I T N E S S E T H:
	WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and
	WHEREAS, the Fund wishes to retain PFPC to serve as
transfer agent, registrar, dividend disbursing agent and
shareholder servicing agent to its investment portfolios listed on Exhibit A attached hereto and made a part hereof, as such
Exhibit A may be amended from time to time (each a "Portfolio"), and PFPC wishes to furnish such services.
	NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:
	1.	Definitions.  As Used in this Agreement:
		(a)	"1933 Act" means the Securities Act of 1933, as
amended.
		(b)	"1934 Act" means the Securities Exchange Act of
1934, as amended.
		(c)	"Authorized Person" means any officer of the
Fund and any other person duly authorized by the Fund's Board of Trustees to give Oral and Written Instructions on behalf of the
Fund and listed on the Authorized Persons Appendix attached
hereto and made a part hereof or any amendment thereto as may be received by PFPC. An Authorized Person's scope of authority may be limited by the Fund by setting forth such limitation in the Authorized Persons Appendix.
		(d)	"CEA" means the Commodities Exchange Act, as
amended.
		(e)	"Oral Instructions" mean oral instructions
received by PFPC from an Authorized Person or from a person
reasonably believed by PFPC to be an Authorized Person.
		(f)	"SEC" means the Securities and Exchange
Commission.
		(g)	"Securities Laws" mean the 1933 Act, the 1934
Act, the 1940 Act and the CEA.
		(h)	"Shares" mean the shares of beneficial interest
of any series or class of the Fund.
		(i)	"Written Instructions" mean written
instructions signed by an Authorized Person and received by PFPC.
The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.
	2.	Appointment.  The Fund hereby appoints PFPC to serve
as transfer agent, registrar, dividend disbursing agent and
shareholder servicing agent to the Fund in accordance with the terms set forth in this Agreement.  PFPC accepts such appointment and agrees to furnish such services.
	3.	Delivery of Documents.  The Fund has provided or,
where applicable, will provide PFPC with the following:

			(a)	Certified or authenticated copies of the
resolutions of the Fund's Board of Trustees, approving the appointment of PFPC or its affiliates to provide services to the Fund and approving this Agreement;

			(b)	A copy of the Fund's most recent
effective registration statement;

			(c)	A copy of the advisory agreement with
respect to each investment Portfolio of the Fund (each, a Portfolio);

			(d)	A copy of the distribution agreement with
respect to each class of Shares of the Fund;

			(e)	A copy of each Portfolio's administration
agreements if PFPC is not providing the Portfolio with such services;

			(f)	Copies of any shareholder servicing
agreements made in respect of the Fund or a Portfolio; and

			(g)	Copies (certified or authenticated where
applicable) of any and all amendments or supplements to the foregoing.

	4.	Compliance with Rules and Regulations.  PFPC
undertakes to comply with all applicable requirements of the Securities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC hereunder. Except as specifically set forth herein, PFPC assumes no responsibility for such compliance by the Fund or any of its investment portfolios.


	5.	Instructions.
		(a)	Unless otherwise provided in this Agreement,
PFPC shall act only upon Oral and Written Instructions.
		(b)	PFPC shall be entitled to rely upon any Oral
and Written Instructions it receives from an Authorized Person
(or from a person reasonably believed by PFPC to be an Authorized Person) pursuant to this Agreement. PFPC may assume that any
Oral or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the
Fund's Board of Trustees or of the Fund's shareholders, unless and until PFPC receives Written Instructions to the contrary.
		(c)	The Fund agrees to forward to PFPC Written
Instructions confirming Oral Instructions so that PFPC receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions. Where Oral or Written Instructions reasonably appear to have been received from an Authorized Person, PFPC shall incur no liability to the Fund in acting upon such Oral or Written Instructions provided that
PFPC's actions comply with the other provisions of this
Agreement.
	6.	Right to Receive Advice.
		(a)	Advice of the Fund.  If PFPC is in doubt as to
any action it should or should not take, PFPC may request
directions or advice, including Oral or Written Instructions, from the Fund.
		(b)	Advice of Counsel.  If PFPC shall be in doubt
as to any question of law pertaining to any action it should or should not take, PFPC may request advice at its own cost from such counsel of its own choosing (who may be counsel for the
Fund, the Fund's investment adviser or PFPC, at the option of
PFPC).
		(c)	Conflicting Advice.  In the event of a conflict
between directions, advice or Oral or Written Instructions PFPC receives from the Fund, and the advice it receives from counsel,
PFPC may rely upon and follow the advice of counsel.  In the event PFPC so relies on the advice of counsel, PFPC remains
liable for any action or omission on the part of PFPC which
constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by PFPC of any duties, obligations or responsibilities set forth in this Agreement.
		(d)	Protection of PFPC.  PFPC shall be protected in
any action it takes or does not take in reliance upon directions, advice or Oral or Written Instructions it receives from the Fund or from counsel and which PFPC believes, in good faith, to be consistent with those directions, advice or Oral or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PFPC (i) to seek such directions, advice or Oral or Written Instructions, or (ii) to act in
accordance with such directions, advice or Oral or Written
Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PFPC's properly taking or not taking such action. Nothing in this subsection shall excuse
PFPC when an action or omission on the part of PFPC constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by PFPC of any duties, obligations or responsibilities set forth in this Agreement.
	7.	Records; Visits.  The books and records pertaining to
the Fund, which are in the possession or under the control of
PFPC, shall be the property of the Fund.  Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations.  The
Fund and Authorized Persons shall have access to such books and records at all times during PFPC's normal business hours.  Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PFPC to the Fund or to an Authorized Person, at the Fund's expense.
	8.	Confidentiality.  PFPC agrees to keep confidential
all records of the Fund and information relating to the Fund and its shareholders, unless the release of such records or
information is otherwise consented to, in writing, by the Fund.
The Fund agrees that such consent shall not be unreasonably
withheld and may not be withheld where PFPC may be exposed to civil or criminal contempt proceedings or when required to
divulge such information or records to duly constituted
authorities.
	9.	Cooperation with Accountants.  PFPC shall cooperate
with the Fund's independent public accountants and shall take all reasonable actions in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.
	10.	Disaster Recovery.  PFPC shall enter into and shall
maintain in effect with appropriate parties one or more
agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions.  PFPC shall have no liability with respect to the loss of data or service
interruptions caused by equipment failure, provided such loss or interruption is not caused by PFPC's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties or obligations under this Agreement.
	11.	Compensation.  As compensation for services rendered
by PFPC during the term of this Agreement, the Fund will pay to
PFPC a fee or fees as may be agreed to from time to time in
writing by the Fund and PFPC.
	12.	Indemnification.  The Fund agrees to indemnify and
hold harmless PFPC and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws, and amendments thereto), and expenses, including (without limitation) attorneys'
fees and disbursements, arising directly or indirectly from any action or omission to act which PFPC takes (i) at the request or on the direction of or in reliance on the advice of the Fund or
(ii) upon Oral or Written Instructions.  Neither PFPC, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) arising out of PFPC' s or its affiliates' own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement.
	13.	Responsibility of PFPC.
		(a)	PFPC shall be under no duty to take any action
on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by PFPC in writing.  PFPC shall be obligated to exercise care and diligence in the performance of its duties hereunder, to act in good faith and to use its best efforts, within reasonable limits, in performing services
provided for under this Agreement. PFPC shall be liable for any damages arising out of PFPC's failure to perform its duties under this Agreement to the extent such damages arise out of PFPC's willful misfeasance, bad faith, gross negligence or reckless disregard of such duties.
		(b)	Without limiting the generality of the
foregoing or of any other provision of this Agreement, (i) PFPC, shall not be liable for losses beyond its control, provided that
PFPC has acted in accordance with the standard of care set forth above; and (ii) PFPC shall not be under any duty or obligation to inquire into and shall not be liable for (A) the validity or invalidity or authority or lack thereof of any Oral or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PFPC reasonably believes to be genuine; or (B) subject to Section 10, delays or errors or loss of data occurring by reason of
circumstances beyond PFPC's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.
		(c)	Notwithstanding anything in this Agreement to
the contrary, neither PFPC nor its affiliates shall be liable to the Fund for any consequential, special or indirect losses or damages which the Fund may incur or suffer by or as a consequence of PFPC's or its affiliates' performance of the services provided hereunder, whether or not the likelihood of such losses or damages was known by PFPC or its affiliates.
	14.	Description of Services.

		(a)	Services Provided on an Ongoing Basis, If
Applicable.

			(i)	Calculate 12b-1 payments;

			(ii)	Maintain proper shareholder
registrations;


			(iii)	Review new applications and correspond
with shareholders to complete or correct information:

			(iv)	Direct payment processing of checks or
wires;

			(v)	Prepare and certify stockholder lists in
conjunction with proxy solicitations;

			(vi)	Countersign share certificates;

			(vii)	Prepare and mail to shareholders
confirmation of activity;

			(viii)	Provide toll-free lines for direct
shareholder use, plus customer liaison staff for on-line inquiry response;

			(ix)	Mail duplicate confirmations to
broker-dealers of their clients' activity, whether executed through the broker-dealer or directly with PFPC;

			(x)	Provide periodic shareholder lists and
statistics to the clients;

			(xi)	Provide detailed data for
underwriter/broker confirmations;

			(xii)	Prepare periodic mailing of year-end tax
and statement information;

			(xiii)	Notify on a timely basis the
investment adviser, accounting agent, and custodian of fund activity; and

			(xiv)	Perform other participating broker-dealer
shareholder services as may be agreed upon from time to time.

		(b)	Services Provided by PFPC Under Oral or Written
Instructions.

			(i)	Accept and post daily Fund purchases and
redemptions;

			(ii)	Accept, post and perform shareholder
transfers and exchanges;

			(iii)	Pay dividends and other distributions;

			(iv)	Solicit and tabulate proxies; and

			(v)	Issue and cancel certificates (when
requested in writing by the shareholder).
		(c)	Purchase of Shares.  PFPC shall issue and
credit an account of an investor, in the manner described in the Fund's prospectus, once it receives:

			(i)	A purchase order;

			(ii)	Proper information to establish a
shareholder account; and

			(iii)	Confirmation of receipt or crediting of
funds for such order to the Fund's custodian.
		(d)	Redemption of Shares.  PFPC shall redeem Shares
only if that function is properly authorized by the certificate of incorporation or resolution of the Fund's Board of Trustees.
Shares shall be redeemed and payment therefor shall be made in accordance with the Fund's prospectus. When the recordholder tenders Shares in proper form and directs the method of redemption. If Shares are received in proper form, Shares shall be redeemed before the funds are provided to PFPC from the Fund's custodian (the "Custodian"). If the recordholder has not directed that redemption proceeds be wired, when the Custodian provides PFPC with funds, the redemption check shall be sent to and made payable to the recordholder, unless:

			(i)	the Surrendered certificate is drawn to
the order of an assignee or holder and transfer authorization is signed by the recordholder; or

			(ii)	Transfer authorizations are signed by the
recordholder when Shares are held in book-entry form.
When a broker-dealer notifies PFPC of a redemption desired by a customer, and the Custodian provides PFPC with funds, PFPC shall prepare and send the redemption check to the broker-dealer and made payable to the broker-dealer on behalf of its customer.
		(e)	Dividends and Distributions.  Upon receipt of a
resolution of the Fund's Board of Trustees authorizing the declaration and payment of dividends and distributions, PFPC shall issue dividends and distributions declared by the Fund in Shares, or, upon shareholder election, pay such dividends and distributions in cash, if provided for in the Fund's prospectus.
Such issuance or payment, as well as payments upon redemption as described above, shall be made after deduction and payment of the required amount of funds to be withheld in accordance with any applicable tax laws or other laws, rules or regulations. PFPC shall mail to the Fund's shareholders such tax forms and other information, or permissible substitute notice, relating to dividends and distributions paid by the Fund as are required to be filed and mailed by applicable law, rule or regulation. PFPC shall prepare, maintain and file with the IRS and other appropriate taxing authorities reports relating to all dividends above a stipulated amount paid by the Fund to its shareholders as required by tax or other law, rule or regulation.

		(f)	Shareholder Account Services.

	(i)	PFPC may arrange, in accordance with the prospectus,
for issuance of Shares obtained through:

			-	Any pre-authorized check plan; and

			-	Direct purchases through broker wire
orders, checks and applications.

	(ii)	PFPC may arrange, in accordance with the prospectus,
for a shareholder's:

			-	Exchange of Shares for shares of another
fund with which the Fund has exchange privileges;

			-	Automatic redemption from an account
where that shareholder participates in a automatic redemption plan; and/or

			-	Redemption of Shares from an account with
a checkwriting privilege.
		(g)	Communications to Shareholders.  Upon timely
Written Instructions, PFPC shall mail all communications by the Fund to its shareholders, including:

	(i)	Reports to shareholders;

	(ii)	Confirmations of purchases and sales of Fund shares;

	(iii)	Monthly or quarterly statements;

	(iv)	Dividend and distribution notices;

	(v)	Proxy material; and

	(vi)	Tax form information.

	In addition, PFPC will receive and tabulate the proxy cards for the meetings of the Fund's shareholders.
		(h)	Records.  PFPC shall maintain records of the
accounts for each shareholder showing the following information:

	(i)	Name, address and United States Tax Identification or
Social Security number;

	(ii)	Number and class of Shares held and number and class
of Shares for which certificates, if any, have been issued, including certificate numbers and denominations;

	(iii)	Historical information regarding the account of each
shareholder, including dividends and distributions paid and the date and price for all transactions on a shareholder's account;

	(iv)	Any stop or restraining order placed against a
shareholder's account;

	(v)	Any correspondence relating to the current
maintenance of a shareholder's account;

	(vi)	Information with respect to withholdings; and

	(vii)	Any information required in order for the transfer
agent to perform any calculations contemplated or required by this Agreement.

		(i)	Lost or Stolen Certificates.  PFPC shall place
a stop notice against any certificate reported to be lost or stolen and comply with all applicable federal regulatory requirements for reporting such loss or alleged misappropriation.
A new certificate shall be registered and issued only upon:

	(i)	The shareholder's pledge of a lost instrument bond or
such other appropriate indemnity bond issued by a surety company approved by PFPC; and

	(ii)	Completion of a release and indemnification agreement
signed by the shareholder to protect PFPC and its affiliates.

		(j)	Shareholder Inspection of Stock Records.  Upon
a request from any Fund shareholder to inspect stock records,
PFPC will notify the Fund and the Fund will issue instructions granting or denying each such request. Unless PFPC has acted contrary to the Fund's instructions, the Fund agrees and does hereby, release PFPC from any liability for refusal of permission for a particular shareholder to inspect the Fund's stock records.
		(k)	Withdrawal of Shares and Cancellation of
Certificates.
		Upon receipt of Written Instructions, PFPC shall cancel outstanding certificates surrendered by the Fund to reduce the total amount of outstanding shares by the number of shares surrendered by the Fund.
	15. Duration and Termination.  This Agreement shall
continue until terminated by the Fund or by PFPC on sixty (60)
days' prior written notice to the other party.
	16.	Notices.  All notices and other communications,
including Written Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device.
Notices shall be addressed (a) if to PFPC, at 400 Bellevue
Parkway, Wilmington, Delaware 19809; (b) if to the Fund, at

, Attn:                   or (c) if to neither of the foregoing,
at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed.
If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.
	17.	Amendments.  This Agreement, or any term thereof, may
be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is
sought.
	18.	Delegation; Assignment.  PFPC may assign its rights
and delegate its duties hereunder to any wholly-owned direct or indirect subsidiary of PNC Bank, National Association or PNC Bank Corp., provided that (i) PFPC gives the Fund thirty (30) days'
prior written notice; (ii) the delegate (or assignee) agrees with
PFPC and the Fund to comply with all relevant provisions of the
1940 Act; and (iii) PFPC and such delegate (or assignee) promptly provide such information as the Fund may request, and respond to such questions as the Fund may ask, relative to the delegation
(or assignment), including (without limitation) the capabilities of the delegate (or assignee).
	19.	Counterparts.  This Agreement may be executed in two
or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same
instrument.
	20.	Further Actions.  Each party agrees to perform such
further acts and execute such further documents as are necessary to effectuate the purposes hereof.
	21.	Miscellaneous.
		(a)	Entire Agreement.  This Agreement embodies the
entire agreement and understanding between the parties and
supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties and Oral Instructions.
		(b)	Captions.  The captions in this Agreement are
included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.
		(c)	Governing Law.  This Agreement shall be deemed
to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.
		(d)	Partial Invalidity.  If any provision of this
Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
		(e)	Successors and Assigns.  This Agreement shall
be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
		(f)	Facsimile Signatures.  The facsimile signature
of any party to this Agreement shall constitute the valid and binding execution hereof by such party.
	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


	PFPC INC.

	By:

	Title:


	Harris Insight Funds Trust

	By:

	Title:





EXHIBIT A



	THIS EXHIBIT A, dated as of                       , 1996,
is Exhibit A to that certain Transfer Agency Services Agreement
dated as of                            , 1996 between PFPC Inc.
and             .


PORTFOLIOS


Harris Insight Equity Income Fund
Harris Insight Growth Fund
Harris Insight Small-Cap Opportunity Fund
Harris Insight Index Fund
Harris Insight International Fund
Harris Insight Balanced Fund
Harris Insight Convertible Securities Fund
Harris Insight Bond Fund
Harris Insight Intermediate Government Bond Fund
Harris Insight Tax-Exempt Bond Fund
Harris Insight Tax-Exempt Intermediate Bond Fund






	PFPC INC.

	By:

	Title:


	Harris Insight Funds Trust

	By:

	Title:



AUTHORIZED PERSONS APPENDIX


NAME (Type)	SIGNATURE
















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bankgrp\harris\agreemen\transfer\tranagnt.doc